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                                                                   EXHIBIT 10.15

                     [FORM OF EXECUTIVE OFFICER AGREEMENT]

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Change of Control Severance Agreement (the "AGREEMENT") is entered into this _____ day of ______________, 2002 (the "Effective Date") between __________________ ("Executive") and Agilent Technologies, Inc., a Delaware corporation (the "COMPANY"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events following a change of control of the ownership of the Company (defined as "Change of Control").

                                    RECITALS

         A. As is the case with most, if not all, publicly traded businesses, it is expected that the Company from time to time may consider or may be presented with the need to consider the possibility of an acquisition by another company or other change in control of the ownership of the Company. The Board of Directors of the Company (the "Board") recognizes that such considerations can be a distraction to Executive and can cause the Executive to consider alternative employment opportunities or to be influenced by the impact of a possible change in control of the ownership of the Company on Executive's personal circumstances in evaluating such possibilities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

         B. The Board believes that it is in the best interests of the Company and its shareholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

         C. The Board believes that it is important to provide Executive with certain benefits upon Executive's termination of employment in certain instances upon or following a Change of Control that provide Executive with enhanced financial security and incentive and encouragement to Executive to remain with the Company notwithstanding the possibility of a Change of Control.

         D. At the same time, the Board expects the Company to receive certain benefits in exchange for providing Executive with this measure of financial security and incentive under the Agreement. Therefore, the Board believes that the Executive should provide various specific commitments which are intended to assure the Company that Executive will not direct Executive's skills, experience and knowledge to the detriment of the Company for a period not to exceed the period during which payments are being made to Executive under this Agreement.

         E. Certain capitalized terms used in this Agreement are defined in Article VII.

The Company and Executive hereby agree as follows:

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                                   ARTICLE I.

                            EMPLOYMENT BY THE COMPANY

         1.1 Executive is currently employed as_________________________of the Company.

         1.2 This Agreement shall remain in full force and effect commencing on the Effective Date so long as Executive is employed by Company; provided, however, that the rights and obligations of the parties hereto contained in Articles III through VIII shall survive any termination for the longer of (i) twenty-four (24) months following a Termination Event (as hereinafter defined) (the "Term") or (ii) such longer period provided for in this Agreement.

         1.3 The Company and Executive each agree and acknowledge that Executive is employed by the Company as an "at-will"employee and that either Executive or the Company has the right at any time to terminate Executive's employment with the Company, with or without cause or advance notice, for any reason or for no reason. The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive in the event that Executive's employment with the Company terminates under the circumstances described in Article II of this Agreement.

         1.4 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company, Executive's compliance with the obligations described in Section 4.2, and Executive's execution of the general waiver and release described in Section 4.3. The Company and Executive agree that Executive's compliance with the obligations described in Section 4.2 and Executive's execution of the general waiver and release described in Section 4.3 are preconditions to Executive's entitlement to the receipt of benefits under this Agreement and that these benefits shall not be earned unless all such conditions have been satisfied through the scheduled date of payment. The Company hereby declares that it has relied upon Executive's commitments under this Agreement to comply with the requirements of Article IV, and would not have been induced to enter into this Agreement or to execute this Agreement in the absence of such commitments.

                                  ARTICLE II.

                               TERMINATION EVENTS

         2.1      INVOLUNTARY TERMINATION UPON OR FOLLOWING CHANGE OF CONTROL.

                  (a) In the event Executive's employment with the Company and its subsidiaries is involuntarily terminated at any time by the Company without Cause either at the time of or within twenty-four (24) months following the occurrence of a Change of Control, such termination of employment will be a Termination Event and the Company shall pay Executive the compensation and benefits described in Article III.

                  (b) In the event Executive's employment with the Company and its subsidiaries is either involuntarily terminated by the Company with Cause at any time, or is involuntarily terminated by the Company without Cause at any time other than either at the time

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of or within twenty-four (24) months following the occurrence of a Change of
Control, then such termination of employment will not be a Termination Event, Executive will not be entitled to receive any payments or benefits under the provisions of this Agreement, and the Company will cease paying compensation or providing benefits to Executive as of Executive's termination date.

         2.2      VOLUNTARY TERMINATION UPON OR FOLLOWING CHANGE OF CONTROL.

                  (a) Executive may voluntarily terminate his employment with the Company and its subsidiaries at any time. In the event Executive voluntarily terminates his employment within three (3) months of the occurrence of an event constituting Good Reason and on account of an event constituting Good Reason, which event occurs either at the time of or within twenty-four (24) months following the occurrence of a Change of Control, then such termination of employment will be a Termination Event and the Company shall pay Executive the compensation and benefits described in Article III.

                  (b) In the event (i) Executive voluntarily terminates his employment for any reason other than on account of an event constituting Good Reason under the circumstances described in Section 2.2(a), or (ii) Executive's employment terminates on account of either death or physical or mental disability, then such termination of employment will not be a Termination Event, Executive will not be entitled to receive any payments or benefits under the provisions of this Agreement, and the Company will cease paying compensation or providing benefits to Executive as of the Executive's termination date.

                                  ARTICLE III.

                        COMPENSATION AND BENEFITS PAYABLE

         3.1 RIGHT TO BENEFITS. If a Termination Event occurs, Executive shall be entitled to receive the benefits described in this Agreement so long as Executive complies with the restrictions and limitations set forth in Article
IV. If a Termination Event does not occur, Executive shall not be entitled to receive any benefits described in this Agreement, except as otherwise specifically set forth herein.

         3.2 SALARY CONTINUATION. Upon the occurrence of a Termination Event, Executive shall receive two times the sum of Executive's Base Salary and Target Bonus, less any applicable withholding of federal, state or local taxes. Such salary and bonus continuation shall be paid in equal semi-annual installments over the two year period following the date of the Termination Event.

         3.3 HEALTH INSURANCE COVERAGE. Following the occurrence of a Termination Event, to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and by the Company's group health insurance policies, Executive and his covered dependents will be eligible to continue their health insurance benefits at their own expense. If Executive elects COBRA continuation, the Company shall pay Executive and his covered dependents' COBRA continuation premiums for twelve (12) months following the date of the Termination Event, provided that the Company's obligation to make such payments shall cease immediately to the extent that Executive and/or his covered dependents are no longer entitled to

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receive COBRA continuation coverage. Executive agrees to notify a duly authorized officer of the Company, in writing, immediately upon Executive or a covered dependent beginning to receive health benefits from another source, or as otherwise required by COBRA.

         This Section 3.3 provides only for the Company's payment of COBRA continuation premiums for the periods specified above. This Section 3.3 does not affect the rights of Executive or Executive's covered dependents under any applicable law with respect to health insurance continuation coverage.

         3.4 STOCK AWARD ACCELERATION. Executive's stock options which are outstanding as of the date of the Termination Event (the "Stock Options") shall become fully vested upon the occurrence of the Termination Event and exercisable so long as Executive complies with the restrictions and limitations set forth in
Article IV. The maximum period of time during which the Stock Options shall remain exercisable, and all other terms and conditions of the Stock Options, shall be as specified in the relevant Stock Option agreements and relevant stock plans under which the Stock Option were granted. The term "Stock Options" shall not include any rights of the Executive under the Company's employee stock purchase plan.

         Executive's restricted stock awards that are outstanding as of the date of the Termination Event ("Restricted Stock") shall become fully vested and free from any contractual rights of the Company to repurchase or otherwise reacquire the Restricted Stock as a result of Executive's termination of employment. All shares of Restricted Stock which have not yet been delivered to Executive or his designee (whether because subject to joint escrow instructions or otherwise) shall be promptly delivered to Executive or his designee upon the occurrence of a Termination Event.

         3.5 BONUS. If a Termination Event occurs, Executive shall receive a bonus for the performance period in which the Termination Event occurs. The amount of the bonus shall be equal to the amount of the bonus the Executive would have been paid had the Executive continued his employment with the Company until the end of such performance period multiplied by a fraction in which (i) the numerator is the number of days from and including the first day of the performance period until and including the date of the Termination Event, and
(ii) the denominator is the number of days in the performance period. Such bonus shall be paid on the date Executive would have received the bonus if the Termination Event had not occurred during such performance period. Executive's rights to the payment provided in this Section 3.5 shall not be terminated by the application of Section 4.2 of this Agreement.

         3.6 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the date of the Termination Event, or otherwise.

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                                  ARTICLE IV.

         LIMITATIONS AND CONDITIONS ON BENEFITS; AMENDMENT OF AGREEMENT

         4.1 REDUCTION IN PAYMENTS AND BENEFITS; WITHHOLDING TAXES. The benefits provided under this Agreement are in lieu of any benefit provided under any other severance plan, program or arrangement of the Company in effect at the time of a Termination Event. The Company shall withhold appropriate federal, state or local income, employment and other applicable taxes from any payments hereunder.

         4.2      OBLIGATIONS OF THE EXECUTIVE.

                  (a) For two years following the Termination Event, Executive agrees not to personally solicit any of the employees either of the Company or of any entity in which the Company directly or indirectly possesses the ability to determine the voting of 50% or more of the voting securities of such entity (including two-party joint ventures in which each party possesses 50% of the total voting power of the entity) to become employed elsewhere or provide the names of such employees to any other company which Executive has reason to believe will solicit such employees.

                  (b) Following the occurrence of a Termination Event, Executive agrees to continue to satisfy his obligations under the terms of the Company's standard form of Proprietary Information and Non-Disclosure Agreement previously executed by Executive (or any comparable agreement subsequently executed by Executive in substitution or supplement thereto). Executive's obligations under this Section 4.2(b) shall not be limited to the Term.

                  (c) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees that for one year following the Termination Event, Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, either (i) engage in any business which is a Competitive Business, or (ii) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) which engages in a Competitive Business. For purposes of this Agreement, the term "Competitive Business" shall include any person or entity that competes with any business of the Company or its affiliates at the time of the Termination Event (including, without limitation, businesses which the Company or its affiliates have specific plans at the time of the Termination Event to conduct in the future and as to which plans Executive is aware at that time) in any geographical area where the Company or its affiliates manufacture, sell, lease, rent, license, or otherwise provide their products or services (including, without limitation, geographical areas where the Company or its affiliates have specific plans at the time of the Termination Event to engage in one or more such activities and as to which plans Executive is aware at that time). Notwithstanding the preceding sentence, a person or entity shall be treated as a Competitive Business for purposes of this Agreement only if the Company includes such person or entity (which, unless otherwise specified by the Company, shall be considered to include all of the subsidiaries and other affiliates of such listed person or entity) on a list to be prepared by the Company at or shortly after the time of the Termination Event, the list is provided to the Executive, and the Company's list shall include no more than 15 persons and entities.

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                  Notwithstanding any provision in this Agreement to the
contrary, it shall not be a violation of this Section 4.2(c) if any one or more of the following shall occur:

                  (1) Executive may own, directly or indirectly, solely as a passive investment, securities of any person engaged in a Competitive Business, which securities are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (A) is not a controlling person of, or a member of a group which controls, such person, and (B) does not, directly or indirectly, own 5% or more of any class of securities of such person.

                  (2) If Executive is providing services to or for the benefit of an entity which has portions of its business which constitute a Competitive Business and portions of which do not constitute a Competitive Business, Executive may provide services to such entity so long as Executive does not provide services, directly or indirectly, to or for the benefit of such Competitive Business.

                  (3) If Executive is providing services to or for the benefit of an entity which does not engage in a Competitive Business, and such entity subsequently is acquired by a person or entity which does engage in a Competitive Business, Executive may continue such employment so long as Executive does not personally engage, directly or indirectly, in such Competitive Business or otherwise advise or assist such Competitive Business.

                  (d) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 4 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time or territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  (e) Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 4.2(a), Section 4.2(b), or Section 4.2(c) would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and, with respect to a breach or threatened breach of Section 4.2(a) or Section 4.2(b) only, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

         4.3 EMPLOYEE RELEASE PRIOR TO RECEIPT OF BENEFITS. Upon the occurrence of a Termination Event, and prior to the receipt of any benefits under this Agreement on account of the occurrence of a Termination Event, Executive shall, as of the date of a Termination Event, execute an employee release substantially in the form attached hereto as Exhibit A as shall be determined by the Company. Such employee release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution relating to Executive's

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employment with the Company, but shall not include (i) Executive's rights under this Agreement; (ii) Executive's rights under any employee benefit plan sponsored by the Company; or (iii) Executive's rights to indemnification under the Company's bylaws or other governing instruments or under any agreement addressing such subject matter between Executive and the Company. It is understood that Executive has twenty-one (21) days to consider whether to execute such employee release and Executive may revoke such employee release within seven (7) business days after execution of such employee release. In the event Executive does not execute such employee release within the twenty-one
(21) day period, or if Executive revokes such employee release within the seven
(7) business day period, no benefits shall be payable under this Agreement and this Agreement shall be null and void. Nothing in this Agreement shall limit the scope or time of applicability of such employee release once it is executed and not timely revoked.

         4.4      CERTAIN REDUCTIONS IN PAYMENTS.

                  (a) In the event that any payment received or to be received by Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code, or any comparable federal, state, local or foreign excise tax (such excise tax, together with any interest and penalties, is hereinafter referred to as the "Excise Tax"), then, subject to the provisions of subsection (b) hereof, such Payment shall be either (A) delivered in full pursuant to the terms of this Agreement, or (B) delivered as to such lesser extent which would result in no portion of such severance payments and other benefits being subject to the Excise Tax ("Reduced Amount"), whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income, employment and other taxes and the Excise Tax (including, without limitation, any interest or penalties on such taxes), results in the receipt by the Executive, on an after-tax basis, of the greatest amount of severance payments and benefits provided for hereunder, notwithstanding that all or some portion of such severance payments and benefits may be subject to the Excise Tax. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 4.4 shall be made by independent tax counsel designated by the Company and reasonably acceptable to Executive ("Independent Tax Counsel'), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required under this Section 4.4, Independent Tax Counsel may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to Independent Tax Counsel such information and documents as Independent Tax Counsel may reasonably request in order to make a determination under this Section 4.4. The Company shall bear all costs that Independent Tax Counsel may reasonably incur in connection with any calculations contemplated by this Section 4.4. In the event that Section 4.4(a)(ii)(B) above applies, then based on the information provided to Executive and the Company by Independent Tax Counsel, Executive may, in the Executive's sole discretion and within 30 days of the date which Executive is provided with the information prepared by Independent Tax Counsel, determine which and how much of the Payments to be otherwise received by Executive shall be eliminated or reduced (as long as after such determination the value (as calculated by Independent Tax Counsel in accordance with the provisions of Sections 280G and 4999 of the Code) of the amounts payable or distributable to Executive hereunder equals the Reduced

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Amount). If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then subsection (b) hereof shall apply, and the enforcement of subsection (b) shall be the exclusive remedy to the Company.

                  (b) If, notwithstanding any reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of one or more Payments, then Executive shall be obligated to pay back to the Company, within 30 days after a final IRS determination, an amount of such Payments equal to the "Repayment Amount." The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payments. If the Excise Tax is not eliminated pursuant to this subsection (b), Executive shall pay the Excise Tax.

         4.5 AMENDMENT OR TERMINATION OF THIS AGREEMENT. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an authorized officer of the Company, after such change or termination has been approved by the Company's Board of Directors or the Compensation Committee of the Company's Board of Directors.

                                   ARTICLE V.

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

         5.1 NONEXCLUSIVITY. Nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company; provided, however, that in accordance with Section 4.1, any benefits provided hereunder shall be in lieu of any other severance benefits to which Executive may otherwise be entitled, including without limitation, under any employment contract or severance plan. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Termination Event shall be payable in accordance with such plan, policy, practice or program.

         5.2 EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or
(iii) to change the Company's policies regarding termination of employment.

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                                  ARTICLE VI.

                           NON-ALIENATION OF BENEFITS

         No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

                                  ARTICLE VII.

                                   DEFINITIONS

         For purposes of the Agreement, the following terms shall have the meanings set forth below:

         7.1      "AGREEMENT" means this Change of Control Severance Agreement.

         7.2 "BASE SALARY" means Executive's annual salary (excluding bonus, any other incentive or other payments and stock option exercises) from the Company at the time of the occurrence of the Change of Control or a Termination Event, whichever is greater.

         7.3 "CAUSE" means misconduct, including but not limited to: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on the Company's business or reputation;
(ii) repeated unexplained or unjustified absences from the Company; (iii) refusal or willful failure to act in accordance with any specific lawful direction or order of the Company or stated written policy of the Company which has a material adverse effect on the Company's business or reputation; (iv) a material and willful violation of any state or federal law which if made public would materially injure the business or reputation of the Company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the Company which has a material adverse effect on the Company's business or reputation; (vi) conduct by Executive which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by Executive of any contract between Executive and the Company or any statutory duty of Executive to the Company that is not corrected within thirty (30) days after written notice to Executive thereof. Whether or not the actions or omissions of Executive constitute "Cause" within the meaning of this Section 7.3 shall be decided by the Board based upon a reasonable good faith investigation and determination. Physical or mental disability shall not constitute "Cause."

         7.4 "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (i) The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which will continue the business of the Company in the future; or

                  (ii) A merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the

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total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

                  (iii) The acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 25% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

         7.5 "COMPANY" means Agilent Technologies, Inc., a Delaware corporation, and any successor thereto.

         7.6 "GOOD REASON" means (i) reduction of Executive's rate of compensation as in effect immediately prior to the Effective Date of this Agreement or in effect immediately prior to the occurrence of a Change of Control, whichever is greater, other than reductions in Base Salary that apply broadly to employees of the Company or reductions due to varying metrics and achievement of performance goals for different periods under variable pay programs; (ii) either (A) failure to provide a package of benefits which, taken as a whole, provides substantially similar benefits to those in which the Executive is entitled to participate immediately prior to the occurrence of the Termination Event (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or (B) any action by the Company which would significantly and adversely affect Executive's participation or reduce Executive's benefits under any of such plans, other than changes that apply broadly to employees of the Company; (iii) change in Executive's duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by Executive; (iv) request that Executive relocate to a worksite that is more than 35 miles from his prior worksite, unless Executive accepts such relocation opportunity; (v) failure or refusal of a successor to the Company to assume the Company's obligations under this Agreement, as provided in Section 8.7; or (vi) material breach by the Company or any successor to the Company of any of the material provisions of this Agreement. For purposes of clause (iii) of the immediately preceding sentence, Executive's duties, responsibilities, authority, job title or reporting relationships shall not be considered to be significantly diminished (and therefore shall not constitute "Good Reason") so long as Executive continues to perform substantially the same functional role for the Company as Executive performed immediately prior to the occurrence of the Change of Control, even if the Company becomes a subsidiary or division of another entity.

         7.7 "TARGET BONUS" means that amount (expressed as a percentage of Executive's Base Salary) equal to Executive's "target bonus" as defined under the terms of the Company's Performance-Based Compensation Plan for Covered Employees (or the comparable term or standard under the Company's cash incentive plan in effect at the time of Executive's Termination Event if the Performance-Based Compensation Plan for Covered Employees is no longer in effect at such time) as set for the Executive by the Compensation Committee of the Board of Directors or other authorized body covering the twelve month period ending at the end of the performance period during which Executive's Termination Event occurs, regardless of whether or not, or to what degree, the actual performance objectives have been met.

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         7.8      "TERMINATION EVENT" means an involuntary termination of
employment described in Section 2.1(a) or a voluntary termination of employment described in Section 2.2(a). No other event shall be a Termination Event for purposes of this Agreement.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         8.1 NOTICES. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at such address as listed in the Company's payroll records.

         8.2 SEVERABILITY. It is the intent of the parties to this Agreement that whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, that party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         8.4 COMPLETE AGREEMENT. This Agreement, including Exhibit A, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein.

         8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         8.6 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall neither be deemed to constitute a part hereof nor to affect the meaning thereof.

         8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not delegate any of Executive's duties hereunder and may not assign any of Executive's rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets, whether or not such successor executes and delivers an assumption agreement referred to in the preceding sentence or becomes bound by the terms of this Agreement by operation of law or otherwise.

         8.8 ATTORNEY FEES. If either party hereto brings any action to enforce such party's rights hereunder, the prevailing party in any such action shall be entitled to recover such party's reasonable attorneys' fees and costs incurred in connection with such action.

         8.9 ARBITRATION. In order to ensure rapid and economical resolution of any dispute which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Agreement shall submitted to JAMS for non-binding mediation. If complete agreement cannot be reached within 60 days after the date of submission to mediation, any remaining issues will be submitted to JAMS to be resolved by final and binding arbitration under the JAMS Arbitration Rules and Procedures for Employment Disputes. The reference to JAMS shall refer to any successor to JAMS, if applicable. BY ENTERING INTO THIS AGREEMENT, THE COMPANY AND EXECUTIVE ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO JURY TRIAL OF ANY DISPUTE COVERED BY THIS AGREEMENT.

         8.10 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

         8.11 CONSTRUCTION OF PLAN. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                    EXECUTIVE

By:
       ---------------------                              ---------------------
Name:                                                     Signature
Title:
[Signatures, Titles and Dates of Execution]

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        BYRON J. ANDERSON

By:  /s/ D. Craig Nordlund                                    /s/ Byron J. Anderson
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President and General Manager,
       General Counsel and Secretary                          Electronic Products and Solutions Group;
                                                              December 19, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        DICK M. CHANG

By:  /s/ D. Craig Nordlund                                    /s/ Dick M. Chang
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President and General Manager,
       General Counsel and Secretary                          Semiconductor Products Group; December 5, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        ADRIAN T. DILLON

By:  /s/ D. Craig Nordlund                                    /s/ Adrian T. Dillon
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Executive Vice President and
       General Counsel and Secretary                          Chief Financial Officer; December 17, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        JEAN M. HALLORAN

By:  /s/ D. Craig Nordlund                                    /s/ Jean M. Halloran
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President, Human Resources;
       General Counsel and Secretary                          December 2, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        D. CRAIG NORDLUND

By:  /s/ Marie Oh Huber                                       /s/ D. Craig Nordlund
     ---------------------------------------                  --------------------------------------------
Name:  Marie Oh Huber                                         Signature
Title: Vice President, Assistant Secretary                    [Senior Vice President, General Counsel
       and Assistant General Counsel                          and Secretary; December 2, 2002]

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        WILLIAM P. SULLIVAN

By:  /s/ D. Craig Nordlund                                    /s/ William P. Sullivan
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Executive Vice President and
       General Counsel and Secretary                          Chief Operating Officer; November 25, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        JACK P. TRAUTMAN

By:  /s/ D. Craig Nordlund                                    /s/ Jack P. Trautman
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President and General Manager,
       General Counsel and Secretary                          Automated Test Group; December 11, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        CHRIS VAN INGEN

By:  /s/ D. Craig Nordlund                                    /s/ Chris van Ingen
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President and General Manager,
       General Counsel and Secretary                          Life Sciences and Chemical Analysis;
                                                              December 6, 2002]

                               -------------------------

AGILENT TECHNOLOGIES, INC.,
A DELAWARE CORPORATION                                        THOMAS E. WHITE

By:  /s/ D. Craig Nordlund                                    /s/ Thomas E. White
     ---------------------------------------                  --------------------------------------------
Name:  D. Craig Nordlund                                      Signature
Title: Senior Vice President,                                 [Senior Vice President and General Manager,
       General Counsel and Secretary                          Communications Solutions Group; November 21, 2002]

Exhibit A: Employee General Release

                                    EXHIBIT A

                                                                    CONFIDENTIAL

                          GENERAL RELEASE AND AGREEMENT

This General Release and Agreement (the "Agreement") is made and entered into by ________________ ("Executive"). The Agreement is part of an agreement between Executive and Agilent Technologies, Inc. ("Agilent') to terminate Executive's employment with Agilent on terms that are satisfactory both to Agilent and to Executive. Therefore, Executive agrees as follows:

1. Executive agrees to attend a Functional Exit Interview on ____________, 20__ at which time all company property and identification will be turned in and the appropriate personnel documents will be executed. Thereafter, Executive agrees to do such other acts as may be reasonably requested by Agilent in order to effectuate the terms of this agreement. Executive agrees to remove all personal effects from his current office within seven days of signing this agreement and in any event not later than ___________, 20__.

2. Executive agrees not to make any public statement or statements to the press concerning Agilent, its business objectives, its management practices, or other sensitive information without first receiving Agilent's written approval. Executive further agrees to take no action which would cause Agilent or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Agilent's or any such person's being held in disrepute by the general public or Agilent's employees, clients, or customers.

3. Executive, on behalf of Executive's heirs, estate, executors, administrators, successors and assigns does fully release, discharge, and agree to hold harmless Agilent, its officers, agents, employees, attorneys, subsidiaries, affiliated companies, successors and assigns from all actions, causes of action, claims, judgments, obligations, damages, liabilities, costs, or expense of whatsoever kind and character which he may have, INCLUDING BUT NOT LIMITED TO;

         a. any claims relating to employment discrimination on account of race, sex, age, national origin, creed, disability, or other basis, whether or not arising under the Federal Civil Rights Acts, the Age Discrimination in Employment Act, California Fair Employment and Housing Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, any amendments to the foregoing laws, or any other federal, state, county, municipal, or other law, statute, regulation or order relating to employment discrimination;

         b. any claims relating to pay or leave of absence arising under the Fair Labor Standards Act, the Family Medical Leave Act, and any similar laws enacted in California;

         c. any claims for reemployment, salary, wages, bonuses, vacation pay, stock options, acquired rights, appreciation from stock options, stock appreciation rights, benefits or other compensation of any kind;

         d. any claims relating to, arising out of, or connected with Executive's employment with Agilent, whether or not the same be based upon any alleged violation of public policy; compliance (or lack thereof) with any internal Agilent policy, procedure, practice or guideline; or any oral, written. express, and/or implied employment contract or agreement, or the breach of any terms thereof, including but not limited to, any implied covenant of good faith and fair dealing; or any federal, state, county or municipal law, statute, regulation, or order whether or not relating to labor or employment; AND

         e. any claims relating to, arising out of, or connected with any other matter or event occurring prior to the execution of this Agreement whether or not brought before any judicial, administrative, or other tribunal.

4. Executive represents and warrants that Executive has not assigned any such claim or authorized any other person or entity to assert such claim on Executive's behalf. Further, Executive agrees that under this Agreement Executive waives any claim for damages incurred at any time in the future because of alleged continuing effects of past wrongful conduct involving any such claims and any right to sue for injunctive relief against the alleged continuing effects of past wrongful conduct involving such claims.

5. In entering into this Agreement, the parties have intended that this Agreement be a full and final settlement of all matters, whether or not presently disputed, that could have arisen between them.

6. EXECUTIVE UNDERSTANDS AND EXPRESSLY AGREES THAT THIS AGREEMENT EXTENDS TO ALL CLAIMS OF EVERY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT AND ALL RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE AND/OR ANY SIMILAR STATUTE OR LAW OR ANY OTHER JURISDICTION ARE HEREBY EXPRESSLY WAIVED. Such section reads as follows:

                  Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

7. It is expressly agreed that the claims released pursuant to this Agreement include all claims against individual employees of Agilent, whether or not such employees were acting within the course and scope of their employment.

8. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment (including employment as an independent contractor or otherwise) with Agilent, its subsidiaries or related companies, or any successor, and Executive hereby waives any right, or alleged right, of employment or re-employment with Agilent. Executive further agrees not to apply for employment with Agilent in the future and not to institute or join any action, lawsuit or proceeding against Agilent, its subsidiaries, related companies or successors for any failure to employ Executive. In the event Executive should secure such employment, it is agreed that such employment is voidable without cause in the sole discretion of Agilent. After terminating Executive's employment, should Executive become employed by another company which Agilent merges with or acquires after the date of this Agreement, Executive may continue such employment only if Agilent makes offers of employment to all employees of the acquired or merged company.

9. Executive agrees that the terms, amount and fact of settlement shall be confidential until Agilent Technologies needs to make any required disclosure of any agreements between Agilent and Executive. Therefore, except as may be necessary to enforce the rights contained herein in an appropriate legal proceeding or as may be necessary to receive professional services from, an attorney, accountant, or other professional adviser in order for such adviser to render professional services, Executive agrees not to disclose any information concerning these arrangements to anyone, including, but not limited to, past, present and future employees of Agilent, until such time of the public filings.

10. At Agilent's request, Executive shall cooperate fully in connection with any legal matter, proceeding or action relating to Agilent.

11. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Agreement. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

12. It is further expressly agreed and understood that Executive has not relied upon any advice from Agilent Technologies, Inc. and/or its attorneys whatsoever as to the taxability, whether pursuant to federal, state, or local income tax statutes or regulations or otherwise, of the payments made hereunder and that Executive will be solely liable for all tax obligations, if any, arising from payment of the sums specified herein and shall hold Agilent Technologies, Inc. harmless from any tax obligations arising from said payment.

13. If there is any dispute arising out of or related to this Agreement, which cannot be settled by good faith negotiation between the parties, such dispute will be submitted to JAMS for non-binding mediation. If complete agreement cannot be reached within 60 days of submission to mediation, any remaining issues will be submitted to JAMS for final and binding arbitration pursuant to JAMS Arbitration Rules and Procedures for Employment Disputes. The reference to JAMS shall refer to any successor to JAMS, if applicable. BY ENTERING INTO THIS AGREEMENT, EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE IS WAIVING EXECUTIVE'S RIGHT TO JURY TRIAL OF ANY DISPUTE COVERED BY THIS AGREEMENT.

14. THE FOLLOWING NOTICE IS PROVIDED IN ACCORDANCE WITH THE PROVISIONS OF FEDERAL LAW:

         You have up to twenty-one days (21) days from the date this General Release and Agreement is given to you in which to accept its terms, although you may accept it any time within those twenty-one days. You are advised to consult with an attorney regarding this Agreement. You have the right to revoke your acceptance of this Agreement at any time within seven (7) days from the date you sign it, and this Agreement will not become effective and enforceable until this seven (7) day revocation period has expired. To revoke your acceptance, you must send a written notice of revocation to Agilent Technologies, Inc.,
         Attention: Senior Vice President and General Counsel located at 395 Page Mill Road, MS A3-17, Palo Alto, CA 94306 by 5:00 p.m. on or before the seventh day after you sign this Agreement.

EXECUTIVE FURTHER STATES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ATTORNEY OF EXECUTIVE'S CHOICE, THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, THAT EXECUTIVE HAS HAD AMPLE TIME TO REFLECT UPON AND CONSIDER ITS CONSEQUENCES, THAT EXECUTIVE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO EXECUTIVE TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE OR IN THAT CHANGE OF CONTROL SEVERANCE AGREEMENT BETWEEN AGILENT AND EXECUTIVE, AND THAT EXECUTIVE IS SIGNING THIS AGREEMENT VOLUNTARILY.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals on the dates indicated below, and shall become effective as indicated above.

EXECUTIVE

By:_________________________________

Name:_______________________________

Date:_______________________________